UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2019 (March 5, 2019)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34295	38-3916511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1290 Avenue of the Americas, 11th Fl., New York, NY	10104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following our acquisition of Pandora Media, Inc. on February 1, 2019, we reorganized our executive management and reporting structures in certain respects. These changes are intended to better leverage the roles, skills and responsibilities of our leadership. In connection with this reorganization, on March 5, 2019, we appointed Jennifer C. Witz to serve as our President, Sales, Marketing and Operations. In her new role, Ms. Witz will be responsible for management of all aspects of our marketing efforts, retail and automotive sales, connected vehicle services business, including the business of Automatic Labs Inc., automotive remarketing business, marine and aviation business, automotive engineering operations, and investment in Sirius XM Canada, Inc. Ms. Witz was previously our Executive Vice President, Chief Marketing Officer. As part of her responsibilities, Stephen R. Cook, Executive Vice President, Sales and Automotive, and Joseph A. Verbrugge, Executive Vice President and Division President, Connected Vehicle, will report to Ms. Witz. The sales, marketing and operations of the business of Pandora Media, LLC, a subsidiary of Sirius XM, will generally continue to be managed by its existing leadership.

As part of the reorganization, James A. Cady has been appointed our Executive Vice President, Chief Innovation Officer. Mr. Cady was previously our Executive Vice President, Operations, Product and Connected Vehicle. In this new role, Mr. Cady will focus on technology development and the introduction of new products and services.

Jennifer C. Witz. On March 5, 2019, our subsidiary, Sirius XM, entered into a new Employment Agreement with Jennifer C. Witz to serve as our President, Sales, Marketing and Operations, through March 5, 2022. The Employment Agreement is substantially similar to her existing employment agreement, other than with respect to certain economic changes described below.

Ms. Witz’s Employment Agreement specifies an annual base salary of $1,200,000. The Employment Agreement also provides, in the case of certain qualifying terminations, for continuation of her health insurance benefits for eighteen months and her life insurance benefits for twelve months and for a lump sum severance payment in an amount equal to the sum of (i) Ms. Witz’s annual base salary plus (ii) the greater of (1) $2,200,000 or (2) the last annual bonus paid (or due and payable) to her. Our obligation to provide these severance benefits to Ms. Witz is subject to the execution of an effective release of claims against us.

In connection with her appointment, we granted Ms. Witz an option to purchase 2,277,882 shares of our common stock, as well as 497,512 time-based restricted stock units and 995,025 performance-based restricted stock units. The option granted to Ms. Witz has an exercise price of $6.03 per share. Each option and time-based restricted stock unit award vests in approximately equal annual amounts on March 5, 2020, March 5, 2021 and March 5, 2022. Each performance-based restricted stock unit award vests based upon the achievement of applicable performance conditions, subject to her continued employment through March 5, 2022. Each of these awards is subject to acceleration or termination under certain circumstances.

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Stephen R. Cook. On March 5, 2019, Sirius XM entered into a new Employment Agreement with Stephen R. Cook to continue to serve as our Executive Vice President, Sales and Automotive, through February 1, 2022. The Employment Agreement is substantially similar to his existing employment agreement, including with respect to his base salary.

We granted Mr. Cook an option to purchase 769,999 shares of our common stock, as well as 165,837 time-based restricted stock units and 331,675 performance-based restricted stock units. The option granted to Mr. Cook has an exercise price of $6.03 per share. Each option and time-based restricted stock unit award vests in equal amounts on March 5, 2020, March 5, 2021 and February 1, 2022. Each performance-based restricted stock unit award vests based upon the achievement of applicable performance conditions, subject to his continued employment through February 1, 2022. Each of these awards is subject to acceleration or termination under certain circumstances.

Joseph A. Verbrugge. On March 5, 2019, Sirius XM entered into a new Employment Agreement with Joseph A. Verbrugge to serve as our Executive Vice President and Division President, Connected Vehicle, through March 5, 2022. The Employment Agreement is substantially similar to his existing employment agreement, other than with respect to certain economic changes described below.

Mr. Verbrugge’s Employment Agreement specifies an annual base salary of $725,000. We granted Mr. Verbrugge an option to purchase 1,708,412 shares of our common stock, as well as 373,134 time-based restricted stock units and 746,269 performance-based restricted stock units. The option granted to Mr. Verbrugge has an exercise price of $6.03 per share. Each option and time-based restricted stock unit award vests in approximately equal annual amounts on March 5, 2020, March 5, 2021 and March 5, 2022. Each performance-based restricted stock unit award vests based upon the achievement of applicable performance conditions, subject to his continued employment through March 5, 2022. Each of these awards is subject to acceleration or termination under certain circumstances.

* * * *

Each of the Employment Agreements for Ms. Witz and Messrs. Cook and Verbrugge entitle the executive to participate in any bonus plan generally applicable to our executive officers.

Each of the Employment Agreements also contain other provisions consistent with their existing employment agreements, including confidentiality and non-competition restrictions, as well as a compensation clawback to the extent required by applicable law, regulations or stock exchange listing requirement, or any company policy adopted pursuant thereto.

The foregoing descriptions of the Employment Agreements with Ms. Witz and Messrs. Cook and Verbrugge are qualified in their entirety by the Employment Agreements attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K.

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Item 9.01.	Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, dated as of March 5, 2019, between Sirius XM Radio Inc. and Jennifer C. Witz

10.2	Employment Agreement, dated March 5, 2019, between Sirius XM Radio Inc. and Stephen R. Cook

10.3	Employment Agreement, dated March 5, 2019, between Sirius XM Radio Inc. and Joseph A. Verbrugge
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: March 6, 2019

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